UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2005

ONSOURCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________

(Former name or former address, if changed since last report)
ITEM 1.01	AMENDMENT TO MATERIAL DEFINITIVE AGREEMENT

        On April 28, 2005, OnSource Corporation entered into an Amendment No. 1 to Agreement and Plan of Merger with Osmotics Pharma, Inc. (the "Amendment"). Under the terms of the Amendment, the termination date of the Merger Agreement was extended to May 10, 2005. The extension was required in order to permit the completion of the disclosure documents needed to consummate the merger.

        A copy of the Amendment is filed herewith as an exhibit to this Current Report.

ITEM 7.01 REGULATION FD DISCLOSURE

        On April 29, 2005, the Company issued a press release announcing that it had entered into an extension of its Merger Agreement with Osmotics Pharma, Inc., that Osmotics Pharma, Inc. had scheduled its special meeting of shareholders to vote upon the Merger Agreement, and that the Company had completed a $2.2 million dollar private placement of convertible debentures and warrants. A copy of the press release is filed herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements of business acquired
Not applicable.
(b)	Pro forma financial information
Not applicable.
(c)	Exhibits
Item	Title
1.0	Amendment No. 1 to Agreement and Plan of Merger dated April 28, 2005
2.0	Press Release dated April 29, 2005

                                                                SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
OnSource Corporation (Registrant)
Dated: May 2, 2005	/s/ Frank L. Jennings Frank L. Jennings, President